UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): July 17, 2013

Gray Fox Petroleum Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-181683	99-0373721
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Lee Parkway, Suite 600, Dallas, Texas 75219

(Address of principal executive offices)

Registrant’s telephone number, including area code:             (214) 665-9564

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 17, 2013, Gray Fox Petroleum Corp (the “Company”) entered into a Securities Purchase Agreement with Rooftop Investments Ltd., a company organized under the laws of the Marshall Islands, pursuant to which the Company issued 500,000 shares of common stock to the investor for an aggregate purchase price of $150,000, or $0.30 per share. The shares have not been registered with the Securities and Exchange Commission, or under any state securities laws, and were issued in reliance on an exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended. The proceeds from the sale will be used for general administrative purposes and to make certain lease payments as required under the Lease Purchase Agreement dated July 5, 2013 between the Company and FFMJ, LLC, as disclosed in the Current Report on Form 8-K filed by the Company on July 10, 2013. A copy of the Securities Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

Although the shares issued under the Securities Purchase Agreement constitute less than five percent of the Company’s outstanding shares, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference for added certainty.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Securities Purchase Agreement dated July 17, 2013 by and between Gray Fox Petroleum Corp. and Rooftop Investments, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY FOX PETROLEUM CORP.

	By:	/s/ Lawrence Pemble
Date: July 23, 2013		Lawrence Pemble, President

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